UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2007

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On October 26, 2007, the Board of Directors of MarkWest Hydrocarbon, Inc. (the “Company”) declared a quarterly cash dividend of $0.36 per share of its common stock for the third quarter of 2007.  This represents no change from the second quarter. The Company’s Board has declared that the dividend is to be paid on November 21, 2007, to the stockholders of record as of the close of business on November 9, 2007. The ex-dividend date will be November 7, 2007.  On October 26, 2007, the Company issued a press release relating to the third quarter dividend. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

                Cautionary Statements

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K, as amended, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

Item 9.01.      Financial Statement and Exhibitsx

                        (d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated October 26, 2007, announcing third quarter dividend

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: November 1, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer